BIORIDGE
PHARMA

Specially Distributors of Biotech Products
July 19, 2013

Dr. William A. Carter
Chairman and CEO
Hemispherx Biopharma, Inc. JFK Boulevard
Suite 660
Philadelphia, Pa 19103

Re: Specialty Distributor Purchase and Service Agreement between Hemispherx, Biopharma, Inc and Bio Ridge Pharma, LLC.

Dear Dr. Carter,
Bio Ridge Pharma would like to request an extension to the above mentioned contract through August 14, 2014 subject to the same terms and conditions currently in place.
Please sign this acceptance letter as acknowledgment of the extension and return to my attention via fax or e-mail. I can be reached at 973-564-8004 if you have any questions or concerns.

Regards,

Robert Anderson
CFO
Bio Ridge Pharma, LLC
Phone: 973-564-8004
Fax: 973-564-8010

/S/: William A. Carter
(signature)
William A. Cartrer
(print name)
CEO and Chairman
(Title)
7/23/2013
(Date)